Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors

Stagewise Strategies Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Stagewise Strategies Corp. (the “Company”) as of September 30, 2025 and September 30, 2024, the related statements of operations, statements of cash flows and statement changes in stockholders’ deficit, from inception to the period ended September 30, 2025 and 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2025 and 2024, and the results of its operations and its cash flows from inception to the period ended September 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $112,364 and a negative cash flow from operations amounting to $74,758 from inception to the period ended September 30, 2025. These factors as discussed in Note 3 of the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit maters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Related party loans

We noted a significant related party loans as a critical matter.

We performed the following procedures to address the matter such as, confirmation of those related party loans, risk assessment of the nature of the related party transactions, review of the recent minutes of meetings of stockholders, directors, and committees, review of the presence of any significant journal entries and other adjustments and Inquiry with management of any undisclosed related party contract.

DYLAN FLOYD ACCOUNTING & CONSULTING

PCAOB # 6235

We have served as the Company’s auditor since 2023. Newhall, California

December 15, 2025

STAGEWISE STRATEGIES CORP.

BALANCE SHEETS

	As of September 30, 2025	As of September 30, 2024
ASSETS
Current Assets
Cash and cash equivalents	4,573	11,343
Total Current Assets	$4,573	$11,343
Other Assets
Intangible Assets, net	152,216	104,401
Prepaid expenses	8,078	-
Total Other Assets	$160,294	$104,401
TOTAL ASSETS	$164,867	$115,744

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	8,599	13,500
Deferred revenue	14,602	10,000
Loan from Related Parties	218,700	121,830
Total Current Liabilities	$241,901	$145,330
Total Liabilities	$241,901	$145,330
Stockholders’ Equity (Deficit)
Common Stock, $0.001 par value,75,000,000 shares authorized, 5,044,334 shares issued and outstanding as of September 30, 2025 and 4,134,000 as of September 30, 2024	5,044	4,134
Additional Paid-in Capital	30,286	3,886
Accumulated Deficit	(112,364)	(37,606)
Total Stockholders’ Equity (Deficit)	$(77,034)	$(29,586)
TOTAL LIABILITIES & STOCKHOLDER’S EQUITY (DEFICIT)	$164,867	$115,744

See accompanying notes, which are an integral part of these financial statements.

STAGEWISE STRATEGIES CORP.

STATEMENTS OF OPERATIONS

	Year ended September 30, 2025	Year ended September 30, 2024
Revenue	$95,409	$9,007
Gross Profit	$95,409	$9,007

Operating Expenses
Office rent	639	511
Postage and Delivery	-	13
Bank Service Charges	416	6
Business Licenses and Permits	200	915
Dues & Subscriptions	30	-
Website CRO expenses	9,000	-
Website Technical Support	12,000	-
Depreciation Expense	34,635	13,299
Professional Fees	44,749	24,886
SEO Services	14,784	-
Marketing Services	30,424	-
Server Lease	8,493	-
Website and API Expenses	14,800	-
Total operating expenses	$170,170	$39,630
Loss from Operations	$(74,761)	$(30,623)
Other Income
Interest Income	3	7
Total Other Income	$3	$7

Net Loss	$(74,758)	$(30,616)
Net Loss per Common Share – Basic & Diluted	$(0,02)	$(0,01)
Weighted Average Number of Common Shares Outstanding-Basic & Diluted	4,818,083	4,004,205

See accompanying notes, which are an integral part of these financial statements.

STAGEWISE STRATEGIES CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Number of Common Stock		Additional
	Shares	Amount $0.001 par value	Paid-in- Capital	Accumulated deficit	Total
Balance as of September 30, 2023	4,000,000	$4,000	$-	$(6,990)	$(2,990)
Shares issued for cash	134,000	134	3,886	-	4,020
Net loss	-	-	-	(30,616)	(30,615)
Balance as of September 30, 2024	4,134,000	$4,134	$3,886	$(37,606)	$(29,586)
Shares issued for cash	910,334	910	26,400	-	27,310
Net loss	-	-	-	(74,758)	(74,758)
Balance as of September 30, 2025	5,044,334	$5,044	$30,286	$(112,364)	$(77,034)

See accompanying notes, which are an integral part of these financial statements.

STAGEWISE STRATEGIES CORP.

STATEMENTS OF CASH FLOWS

	Year ended September 30, 2025	Year ended September 30, 2024
OPERATING ACTIVITIES
Net Loss	$(74,758)	$(30,616)
Adjustments to reconcile Net Loss to net cash provided by operations:
Prepaid expenses	(8,078)	-
Accounts Payable	(4,901)	(4,900)
Deferred revenue	4,602	10,000
Accumulated Depreciation	34,635	13,299
Net Cash used in Operating Activities	(48,500)	(12,217)

INVESTING ACTIVITIES
Intangible assets	(82,450)	(88,900)
Net Cash used in Investing Activities	(82,450)	(88,900)

FINANCING ACTIVITIES
Proceeds from the Sale of Common Stock	910	134
Additional Paid-in Capital	26,400	3,886
Proceeds from Loan from Related Parties	96,870	107,830
Net Cash provided by Financing Activities	$124,180	$111,850

Cash at beginning of period	11,343	610
Cash at end of period	$4,573	$11,343
Net Change in cash for period	(6,770)	10,733

Supplemental Schedule of Cash Flow
Information: Interest paid	$-	$-
Income tax paid	$-	$-

See accompanying notes, which are an integral part of these financial statements.

STAGEWISE STRATEGIES CORP.

NOTES TO FINANCIAL STATEMENTS

As of September 30, 2025

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

StageWise Strategies Corp. (“Company”) was incorporated on July 03, 2023 under the laws of Nevada. We specialize in delivering comprehensive search engine optimization (SEO) services aimed at increasing online visibility and improving organic search performance for businesses across a wide range of industries. By utilizing advanced data analytics and proprietary algorithms, we offer tailored keyword research and implementation strategies to effectively promote clients’ products and services in the digital marketplace.

Our service offers an intelligent approach to website promotion, emphasizing a strong online presence for entrepreneurs. Our aim is to provide accessible tools for success, including trials for users to explore the service benefits. We present three monthly subscription plans: Basic, Standard, and Premium, each with expanding functionality and request allowances.

Our subscription-based API tool is tailored to provide a significantly expanded quota of queries. This enhancement elevates the quality of business development strategies, delivering advantages for entrepreneurs managing multiple concurrent projects. Users have the capability to export the acquired keywords, facilitating their utilization in content creation, search engine optimization, contextual advertising, or any other relevant applications.

Our website (https://stagewise.net/) emphasizes an extensive database. This database contains answers to a wide range of questions related to business promotion, as well as various scenarios for the realization of business projects. Using free version of our website clients gain one-attempt search trial per day that can assist them with 15 most useful keywords and provide a descriptive guidance on a daily basis.

Our platform allows entrepreneurs to maintain a comprehensive focus on all their projects, regardless of their stage, whether they are startups or well-established businesses. With the assistance of our platform’s tips and guidance, entrepreneurs can systematically promote each project, ensuring a high-quality approach every step of the way.

Our company offers a powerful and user-friendly service that assists entrepreneurs in promoting their businesses. By leveraging CEO technology, our website provides invaluable keywords, comprehensive concise descriptions from a vast self-developed database of business promotion expertise. Through a paid subscription, entrepreneurs gain advanced search-based support with a specific number of monthly requests. Using our website, entrepreneurs effectively manage multiple projects, receive expert guidance, and connect with professional executors for each new idea.

On May 1, 2025, we introduced the “AI Social Media Content Generator” API on our website. This API enables the effortless creation of platform-specific social media posts for Instagram, Facebook, Twitter, LinkedIn, TikTok, and other platforms. Optimized for maximum engagement, the API provides SEO-friendly content tailored to meet each platform’s unique formatting and algorithmic preferences. Designed to deliver real-time updates, it generates posts that reflect the latest social media trends, supporting brands in increasing their visibility and fostering viral engagement. This AI-powered solution represents a significant expansion of the Company’s service offerings in the area of digital marketing and content automation.

NOTE 2 - GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had generated $95,409 of revenue and incurred a net loss $74,758 for the year ended September 30, 2025. Additionally, the Company is reporting an accumulated deficit of $112,364 as of September 30, 2025. These factors indicate that the Company continues as a going concern.

The Company’s capacity to operate as a going concern is reliant on its ability to generate profitable operations in the future and/or secure the required funding to meet its obligations and settle liabilities resulting from standard business operations when they become due. Management plans to increase sales but is prepared to finance operating expenses, if necessary, from cash on hand, as well as loans from directors and/or private placements of common stock.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a September 30 fiscal year-end.

Fair Value of Financial Instruments

The Company’s financial instruments consist of Current Assets in the form of intangible assets and Current Liabilities in the form of Related Party Loan. The carrying amounts of these financial instruments approximates fair value because of the short period of time between the origination of such instruments and their expected realization.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As September 30, 2025 the Company had cash equivalents in total $4,573.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Revenue

In accordance with ASC 606, revenue is measured based on a consideration specified with a customer and recognized when we satisfy the performance obligation specified with a customer. The Company is providing API subscriptions on identifying and analyzing keywords for search engine optimization purposes.

For the year ended September 30, 2025 and 2024, we generated total revenue of $95,409 and $9,007, respectively.

As of September 30, 2025 and 2024 the Company reported deferred revenue of $14,602 and $10,000, respectively.

Accounts receivable was $0 as of September 30, 2025 and 2024.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recent Accounting Pronouncements

The Company’s management has evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the FASB or other standards-setting bodies through the filing date of these financial statements and does not believe the future adoption of any such pronouncements will have a material effect on the Company’s financial position and results of operations.

NOTE 4 - COMMON STOCK

Upon formation, the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of Common Stock, par value $0.001 per share.

During the year ended September 30, 2025, the Company completed its offering pursuant to its Registration Statement on Form S-1 declared effective by the SEC on May 10, 2024 (the “Offering”). In connection with the Offering, the Company issued 910,334 shares of common stock for cash proceeds at $0.03 per share for a total of $27,310. In aggregate, there were 1,044,334 shares issued pursuant to the Offering, which closed on February 13, 2025, resulting in total gross proceeds of approximately $31,330.

During the year ended September 30, 2024, the Company issued 134,000 shares of common stock pursuant to the Offering for cash proceeds at $0.03 per share for a total of $4,020.

There were 5,044,334 and 4,134,000 shares of common stock issued and outstanding as of September 30, 2025 and 2024, respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS

To support the Company’s financial needs, it may receive advances from related parties until it can sustain its operations or secure sufficient funding through the sale of its equity or traditional debt financing.

On July 4, 2023, the Company entered into an interest-free loan agreement with Yuliia Zaporozhan, the Company’s former Chief Executive Officer and former director. According to this agreement, Ms. Zaporozhan provided financial support to the Company, as needed, up to a total of $90,000 over the period of five years. On November 22, 2024, Agreement on the Assignment of Rights was executed between the Company, Viktor Balan, and Yulia Zaporozhan. Viktor Balan, who at that time served as the Company’s Director and Treasurer (and subsequently assumed the roles of President, Secretary, and CEO following Yulia Zaporozhan’s departure), paid Yulia Zaporozhan $136,050, representing the full outstanding balance of the debt owed by the Company to Yulia Zaporozhan. In consideration for this payment, Yulia Zaporozhan irrevocably assigned, transferred, and set over to Viktor Balan all of Yulia Zaporozhan’s right, and title to the debt. This assignment effectively transferred the debt obligation from Yulia Zaporozhan to Viktor Balan.

In connection with such assignment, on November 25, 2024, the Company entered into a new loan agreement with Mr. Balan pursuant to which Mr. Balan agreed to provide the Company with a non-interest-bearing loan facility in the principal amount of up to $200,000 for working capital purposes. The loan agreement was amended, resulting in an increase in the principal amount on April 01, 2025 increased the facility amount to its current value of $350,000. Loan is for working capital purposes and is interest-free, and has no fixed payment terms other than the maturity date of March 31, 2030. As of September 30, 2025, the outstanding balance owed by the Company to Viktor Balan under the amended loan agreement was $218,700.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company was not subject to any legal proceedings from the period March 29, 2023 (Inception) to September 30, 2025, and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 - INTANGIBLE ASSET

The Company accounts for its intangible assets in accordance with ASC 350-40, “Internal-Use Computer Software - Computer Software Developed or Obtained for Internal Use,” and ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC 350-40 requires assets to be carried at the cost of developing the asset and requires that an intangible asset be amortized over its useful life and that the useful life be assessed at each reporting period to determine whether events or circumstances require a revision of the remaining useful life. If the useful life estimates changes, the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life.

The Company owns the following intangible assets: a website and API software. The Company capitalized $70,400 in website development costs, amortized over five years. Website development occurred between August 2023 and February 2024.

Between September 2024 and April 2025, the Company developed the Social Media Content Generator AI API and capitalized $129,750 in development costs. The capitalized costs are amortized on a straight-line basis over five years.

Total intangible assets as of June 30, 2025 were $200,150.

Amortization expense for the year ended September 30, 2025 was $34,635. Accumulated amortization as of September 30, 2025 was $47,934.

Intangible assets amounts are as follows:

	Website Development	API Development	Total
Estimated Useful Life (Years)	5	5

Total Cost of the Asset	$70,400	$129,750	$200,150
Accumulated Amortization at September 30, 2025	(26,739)	(21,195)	(47,934)
Net Book Value at September 30, 2025	$43,661	$108,555	$152,216

Amortization Expense for year ended September 30, 2025	$13,440	$21,195	$34,635

NOTE 8 - FOREIGN CURRENCY

As a result of the Company’s management operating in Europe, some of the Company’s transactions occurred in Euros. However, due to the little variance in the foreign currency translation rate in the period under audit, there were no gains or losses recorded to either other comprehensive income or net income.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10), the Company has analyzed its operations subsequent to September 30, 2025, and has determined that it does not have any material subsequent events to disclose in these financial statements.